SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT



               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) August 31, 1996


                  Allied Waste Industries, Inc.
      (Exact name of registrant as specified in charter)


                           Delaware
         (State or other jurisdiction of incorporation)


        0-19285                                    88-0228636
(Commission File Number)              (IRS Employer Identification No.)


     7201 East Camelback Road, Suite 375
            Scottsdale, Arizona                      85251
   (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (602) 423-2946


                           Not Applicable
     (Former name or former address, if changed since last report)




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Item 5.  Other Events

On June 28, 1996, Allied Waste Industries, Inc. ("Allied") purchased Container Corporation of Carolina and South Holland Disposal in acquisitions accounted for using the pooling-of-interests method for business combinations. This filing is made to report at least thirty days of post-closing operating results and includes the Consolidated Statement of Operations for the Eight Months Ended August 31, 1996, (unaudited) for Allied.


Item 7.  Financial Statement

Allied Waste Industries, Inc. Condensed Consolidated Statement of Operations for the Eight Months Ended August 31, 1996 (unaudited).







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                    ALLIED WASTE INDUSTRIES, INC.
                       CONDENSED CONSOLIDATED
                      STATEMENT OF OPERATIONS
                            (unaudited)
                          (in thousands)



                                             For the Eight Months
                                                   Ended
                                                 August 31,
                                                    1996

Revenue                                        $     162,726
Cost of operations                                    90,182
Sales, general and administrative expenses            24,697
Depreciation and amortization                         20,891
Operating income before pooling costs                 26,956
Pooling costs                                          6,788
Operating income                                      20,168
Interest expense, net                                  5,886
Income before income taxes                            14,282
Income tax expense                                     6,976
Net income before extraordinary loss                   7,306
Extraordinary loss due to early extinguishment
 of debt, net of income tax benefit                   10,979
Net income                                     $      (3,673)




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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Allied Waste Industries, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ALLIED WASTE INDUSTRIES, INC.



Date:  September 25, 1996               /s/Peter S. Hathaway
                                        Peter S. Hathaway
                                        Vice President, Treasurer &
                                        Chief Accounting Officer







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